                                                                    EXHIBIT 21.1

                  DELPHI FINANCIAL GROUP, INC. AND SUBSIDIARIES
                     LIST OF SUBSIDIARIES OF THE REGISTRANT




Reliance Standard Life Insurance Company of Texas (Incorporated in Texas), a subsidiary of Delphi Financial Group, Inc.

Reliance Standard Life Insurance Company (Incorporated in Illinois), a subsidiary of Reliance Standard Life Insurance Company of Texas.

First Reliance Standard Life Insurance Company (Incorporated in New York), a subsidiary of Reliance Standard Life Insurance Company.

SIG Holdings, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Safety National Casualty Corporation (Incorporated in Missouri), a subsidiary of SIG Holdings, Inc.

RSL Investors, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Chestnut Investors II, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Chestnut Investors III, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Chestnut Investors IV, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

DFG II Corporation (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

DFG Corporation (Incorporated in Delaware), a subsidiary of DFG II Corporation.

APDEL LLC (Organized in Delaware), a subsidiary of DFG II Corporation and Chestnut Investors IV, Inc.

Delphi Capital Management, Inc. (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

RSL Marketing, Inc. (Incorporated in Nevada), a subsidiary of Delphi Financial Group, Inc.

Delphi Brokerage Company (Incorporated in Delaware), a subsidiary of Delphi Financial Group, Inc.

Delphi Funding L.L.C. (Organized in Delaware), a subsidiary of Delphi Financial Group, Inc.